UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On September 15, 2017, Function(x) Inc. (the “Company”) implemented a furlough of 22 of its 31 employees.  The furlough encompasses employees throughout the Company.  The Company made the decision to furlough the employees as it does not have sufficient available funds to continue their employment at this time.

On September 19, 2017, the Company determined to extend the furlough for substantially all furloughed employees.  The Company is considering whether it will offer any or all of the furloughed employees re-employment; and the Company cannot assure that any or all of the furloughed employees will accept re-employment if it is offered. Any such decision by the Company will depend, in part, on whether adequate funding can be obtained, and there is no such assurance that may happen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman Title: Executive Chairman and Chief Executive Officer
DATE: September 25, 2017